EXHIBIT 99.1
News Release

Contact: L. Nash Allen, Jr.	Gary C. Bonds
Treasurer and Chief Financial Officer	Senior Vice President and Controller
662/680-2330	662/680-2332
BancorpSouth Reports Earnings of $0.43 per Diluted Share
for Second Quarter 2007
TUPELO, Miss., July 23, 2007/PRNewswire-FirstCall via COMTEX/ — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the second quarter ended June 30, 2007.
                 Highlights of the announcement include:
•	Growth of 18.5 percent in loans and leases, net of unearned income, at the end of the second quarter from the end of the second quarter of 2006, which drove a 26.1 percent increase in comparable-quarter interest revenue from loans and leases.
•	Net interest revenue of $106.7 million for the quarter, up 9.7 percent from the second quarter of 2006.
•	A 12.4 percent increase in noninterest revenue for the quarter from the second quarter of 2006, which includes growth in insurance commission revenue of 19.0 percent and in mortgage lending revenue of 47.4 percent.
•	Improvement in non-performing loans and leases to 0.27 percent of total loans and leases from 0.32 percent at the same date in 2006, while annualized net charge offs as a percentage of average loans improved to 0.14 percent for the quarter from 0.18 percent for the second quarter of 2006.
•	The declaration of a 5.0 percent increase in the Company’s quarterly cash dividend to $0.21 per share, making 2007 the 24th consecutive year in which the dividend has been increased.
•	Adoption of a new stock repurchase plan for the repurchase of up to three million shares of the Company’s common stock during the period May 1, 2007 through April 30, 2009.
Second Quarter 2007 Summary Results
BancorpSouth’s net income for the second quarter of 2007 was $35.9 million, or $0.43 per diluted share, compared with $35.5 million, or $0.45 per diluted share, for the second quarter of
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Box 789 • Tupelo, MS 38802-0789 • (662) 680-2000
BancorpSouth, Inc.is a financial holding company.

BXS Announces Second Quarter Results

July 23, 2007
2006. These results include the positive effect of an increase in the value of the Company’s mortgage servicing asset of $1.2 million and $0.5 million for the second quarter of 2007 and 2006, respectively. Also, the results for the second quarter of 2007 included a 32.5 percent effective tax rate as compared to a 27.4 percent effective tax rate for the second quarter of 2006. The favorable resolution of a state income tax issue during the second quarter of 2006 reduced the effective tax rate for that quarter.
“We are pleased with the Company’s operating performance for the second quarter of 2007,” remarked Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth. “The expansion of our banking business continued to reflect the impact of the acquisition of The Signature Bank during the first quarter of 2007. In addition, our noninterest revenues benefited from significant ongoing organic growth in our insurance business and stronger loan origination activity in our mortgage lending business.”
Net Interest Revenue
Interest revenue for the second quarter of 2007 increased 21.0 percent, or $35.2 million, to $202.6 million from $167.4 million for the second quarter of 2006 and increased 8.2 percent from $187.1 million for the first quarter of 2007. Interest expense increased 36.7 percent, or $25.7 million, to $95.9 million for the second quarter of 2007 from $70.2 million for the second quarter of 2006 and 8.4 percent from $88.5 million for the first quarter of 2007.
The average taxable equivalent yield on earning assets increased to 6.94 percent for the second quarter of 2007 from 6.39 percent for the second quarter of 2006 and 6.85 percent for the first quarter of 2007. The average rate paid on interest bearing liabilities was 3.86 percent for the second quarter of 2007, compared with 3.17 percent for the second quarter of 2006 and 3.80 percent for the first quarter of 2007.
Net interest revenue increased 9.7 percent to $106.7 million for the second quarter of 2007 from $97.2 million for the second quarter of 2006 and increased 8.1 percent from $98.7 million for the first quarter of 2007. Net interest margin was 3.69 percent for the second quarter of 2007 compared with 3.75 percent for the second quarter of 2006 and 3.66 percent for the first quarter of 2007.
Patterson added, “We attribute our solid growth in net interest revenue, in spite of a decline of six basis points in net interest margin from the second quarter of 2006, both to the impact of the Signature acquisition and the successful efforts of our management team. With Signature’s operations producing a somewhat higher margin than BancorpSouth Bank, the combination of our operations produced an increase in net interest margin for the second quarter to 3.69 percent, from 3.66 percent for the first quarter of 2007. We also chose to fund the growth in loans for the second quarter with the proceeds of maturing investment securities and short-term borrowings. Consistent with our long-term operating history, we will continue to manage our mix of assets and liabilities through conservative policies designed to mitigate the impact of interest-rate volatility.”
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BXS Announces Second Quarter Results

July 23, 2007
Deposit and Loan Activity
Total assets at June 30, 2007 increased 11.6 percent to $13.2 billion from $11.8 billion at June 30, 2006. Total deposits grew 9.2 percent to $10.4 billion at June 30, 2007 from $9.6 billion at June 30, 2006. Loans and leases, net of unearned income, increased 18.5 percent to $9.0 billion at June 30, 2007 from $7.6 billion at June 30, 2006.
“The double-digit growth in our total assets and loans compared to the second quarter last year is attributable to a combination of the Signature acquisition and solid organic growth,” said Patterson. “The underlying momentum of our organic growth is evident in the 2.6 percent growth in our loan portfolio from the first quarter of 2007. The sequential-quarter changes in our deposit base also reflect our continuing initiatives to manage our interest-rate risk as discussed above.”
Total deposits declined $222.6 million, or 2.1 percent, at the end of the second quarter of 2007 from the end of the first quarter of the year. This decline was comprised of a $127.3 million decrease in interest-bearing demand deposits, a $64.6 million decrease in savings and other time deposits and a $30.7 million decrease on non-interest-bearing deposits.
Provision for Credit Losses and Allowance for Credit Losses
For the second quarter of 2007, the provision for credit losses was $7.8 million compared with $3.6 million for the second quarter of 2006 and $1.4 million for the first quarter of 2007. Annualized net charge-offs were 0.14 percent of average loans and leases for the second quarter of 2007 compared with 0.18 percent for the second quarter of 2006 and 0.08 percent for the first quarter of 2007.
Non-performing loans and leases decreased 2.0 percent to $23.9 million, or 0.27 percent of loans and leases, at June 30, 2007, from $24.4 million, or 0.32 percent of loans and leases, at June 30, 2006, and decreased 1.2 percent from $24.2 million, or 0.28 percent of loans and leases, at March 31, 2007. The allowance for credit losses was 1.22 percent of loans and leases at June 30, 2007, compared with 1.27 percent of loans and leases at June 30, 2006 and 1.20 percent of loans and leases at March 31, 2007.
Patterson continued, “BancorpSouth’s credit quality remained strong during the second quarter of 2007, with reductions in both non-performing loans and net charge offs from the second quarter of 2006. Our loan growth for the second quarter of 2007 drove the increase in our provision for credit losses. We strongly believe that sound credit and lending policies are central to our past and future long-term success.”
Noninterest Revenue
Noninterest revenue increased 12.4 percent to $60.2 million for the second quarter of 2007 from $53.6 million for the second quarter of 2006. These results include the positive effect of an increase in each quarter in the value of the mortgage servicing asset, totaling $1.2 million for the second quarter of 2007 and $0.5 million for the same prior-year quarter.
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BXS Announces Second Quarter Results

July 23, 2007
“The performance of our noninterest revenue businesses continued to validate their key role in our strategies for long-term growth,” commented Patterson. “Our insurance business produced its fifth consecutive quarter of double-digit increases in commission revenues, up 19.0 percent for the quarter compared to the previous quarter, with gains in all four states in which we have insurance operations. Our Mississippi and Louisiana operations continue to reflect the ongoing Hurricane Katrina recovery efforts in the region, and our new operation in Alabama, which opened in Mobile in the fourth quarter of 2006, has expanded our presence on the Gulf Coast.
“We were also pleased with the growth of our mortgage lending business, which generated revenue growth of 33.8 percent for the quarter, excluding the impact of changes in the value of the mortgage servicing asset. This growth demonstrates the continued economic vitality within markets across our broadening geographic footprint, and these services provide us an opportunity to strengthen existing customer relationships or introduce new customers to BancorpSouth.”
Noninterest Expense
Noninterest expense increased 7.7 percent to $105.9 million for the second quarter of 2007 from $98.3 million for the second quarter of 2006 and increased 0.3 percent from $105.6 million for the first quarter of 2007. The growth in noninterest expense primarily resulted from additional salaries, employee benefits and occupancy expense associated with the opening of new loan production offices and full-service branch bank offices during 2006 and 2007 to date, the launch of insurance operations in Mobile, Alabama in the fourth quarter of 2006 and the acquisition of Signature effective March 1, 2007.
Capital Management
BancorpSouth repurchased 195,000 shares of its common stock during the second quarter of 2007. Including 20,000 of the shares repurchased during the second quarter, BancorpSouth repurchased 1,006,000 shares under the stock repurchase plan that expired April 30, 2007. The Company purchased 175,000 shares during the second quarter under a new stock repurchase plan for the repurchase of up to three million shares that commenced on May 1, 2007 and expires on April 30, 2009. BancorpSouth will continue to evaluate additional share repurchase opportunities under this plan. The Company has repurchased approximately 11.7 million shares of its common stock since its original share repurchase program was initiated in 2001.
Summary
     Patterson said, “As we look to the second half of 2007, we are encouraged by steady economic growth and other favorable macroeconomic trends. Although we face challenges, such as optimizing our asset/liability management efforts and maintaining our credit quality in any market environment, we expect steady economic growth and a relatively stable and low interest rate environment to enhance our ability to pursue a variety of growth opportunities. For instance, we continue to progress toward the full integration of Signature Bank, which was merged with and into BancorpSouth Bank effective July 1, 2007, and toward leveraging our presence in strong markets in Missouri, our newest state. Also we are only in the early stages of our potential expansion in attractive new markets in Florida, east Texas, northern Arkansas and middle Tennessee. Our growth along the Gulf Coast and the long-term recovery of the region
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BXS Announces Second Quarter Results

July 23, 2007
from Hurricane Katrina represents a further, substantial long-term growth opportunity for BancorpSouth. Finally, while we will continue to evaluate expansion into attractive markets contiguous to our existing operations, we also have a very significant long-term opportunity to build out our existing markets through organic growth or acquisitions.
“As a result,” concluded Patterson, “we remain optimistic about BancorpSouth’s potential for earnings growth, which we have tangibly demonstrated through our stock repurchase and dividend policies. We are committed to offering our unique blend of personalized service and comprehensive, sophisticated financial products to our primarily retail and small to mid-sized business customers. With a foundation based on conservative operating principles, we are confident that the outstanding team of people throughout BancorpSouth can continue to execute to achieve our long-term goals.”
Conference Call
BancorpSouth will conduct a conference call to discuss its second quarter 2007 results tomorrow, July 24, 2007, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.
Forward-Looking Statements
     Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” These forward-looking statements include, without limitation, statements relating to the management of our mix of assets and liabilities, consistency of our credit and lending policies, our evaluation of expansion into other markets, our potential for growth, the execution and achievement of our long-term goals, repurchases under our common stock repurchase plan and our ability to pursue growth opportunities.
     We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors. These factors may include, but are not limited to, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, the ability of BancorpSouth to increase noninterest revenue and expand noninterest revenue business, the ability of BancorpSouth to maintain credit quality, changes in laws and regulations affecting financial service companies in general, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth’s operating or expansion strategy, geographic concentration of BancorpSouth’s assets, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to achieve profitable growth and increase
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BXS Announces Second Quarter Results

July 23, 2007
shareholder value, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to repurchase its common stock on favorable terms, the ability of BancorpSouth to identify, close and effectively integrate potential acquisitions, the ability of BancorpSouth to expand geographically and enter growing markets, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth’s filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.
BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with approximately $13.2 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 290 commercial banking, mortgage, insurance, trust and broker/dealer locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas.
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BXS Announces Second Quarter Results

July 23, 2007
BancorpSouth, Inc.
Selected Financial Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
(Dollars in thousands, except per share amounts)
Earnings Summary:
Net interest revenue	$106,658	$97,221	$205,326	$193,150
Provision for credit losses	7,843	3,586	9,198	(274)
Noninterest revenue	60,232	53,600	118,591	106,370
Noninterest expense	105,928	98,344	211,538	194,352

Income before income taxes	53,119	48,891	103,181	105,442
Income tax provision	17,238	13,392	33,723	32,198

Net income	$35,881	$35,499	$69,458	$73,244

Earning per share: Basic	$0.44	$0.45	$0.86	$0.93

Diluted	$0.43	$0.45	$0.86	$0.92

Balance sheet data at June 30:
Total assets			$13,209,093	$11,832,245
Total earning assets			12,012,304	10,687,106
Loans and leases, net of unearned income			8,966,280	7,567,009
Allowance for credit losses			109,328	96,264
Total deposits			10,436,920	9,556,234
Common shareholders’ equity			1,140,280	1,008,953
Book value per share			13.88	12.76

Average balance sheet data:
Total assets	$12,955,586	$11,761,349	$12,627,776	$11,762,821
Total earning assets	11,850,069	10,672,338	11,539,853	10,678,476
Loans and leases, net of unearned interest	8,875,403	7,476,032	8,514,807	7,424,186
Total deposits	10,471,566	9,587,542	10,255,177	9,646,603
Common shareholders’ equity	1,122,820	994,495	1,089,428	984,250

Non-performing assets at June 30:
Non-accrual loans and leases			$9,135	$6,391
Loans and leases 90+ days past due			13,706	15,819
Restructured loans and leases			1,066	2,181
Other real estate owned			11,277	12,713

Net charge-offs as a percentage of average loans (annualized)	0.14%	0.18%	0.11%	0.13%

Performance ratios (annualized):
Return on average assets	1.11%	1.21%	1.11%	1.26%
Return on common equity	12.82%	14.32%	12.86%	15.01%
Net interest margin	3.69%	3.75%	3.68%	3.74%
Average shares outstanding — basic	82,169,901	79,146,546	80,813,169	79,179,429
Average shares outstanding — diluted	82,534,762	79,535,200	81,213,583	79,539,667
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BXS Announces Second Quarter Results

July 23, 2007
BancorpSouth, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30,
			%
	2007	2006	Change
	(Dollars in thousands)
Assets
Cash and due from banks	$301,899	$422,523	(28.55%)
Interest bearing deposits with other banks	13,143	5,982	119.71%
Held-to-maturity securities, at amortized cost	1,785,468	1,692,018	5.52%
Available-for-sale securities, at fair value	1,138,890	1,266,659	(10.09%)
Federal funds sold and securities purchased under agreement to resell	22,895	104,181	(78.02%)
Loans and leases	9,012,362	7,611,477	18.40%
Less: Unearned income	46,082	44,468	3.63%
Allowance for credit losses	109,328	96,264	13.57%

Net loans and leases	8,856,952	7,470,745	18.56%
Loans held for sale	85,627	51,258	67.05%
Premises and equipment, net	308,248	278,410	10.72%
Accrued interest receivable	95,577	83,577	14.36%
Goodwill	249,426	142,548	74.98%
Other assets	350,968	314,344	11.65%

Total Assets	$13,209,093	11,832,245	11.64%

Liabilities
Deposits:
Demand: Noninterest bearing	$1,756,652	1,829,782	(4.00%)
Interest bearing	3,185,461	2,800,391	13.75%
Savings	727,106	758,471	(4.14%)
Other time	4,767,701	4,167,590	14.40%

Total deposits	10,436,920	9,556,234	9.22%
Federal funds purchased and securities sold under agreement to repurchase	746,182	675,280	10.50%
Short-term Federal Home Loan Bank borrowings	400,000	175,000	128.57%
Accrued interest payable	44,260	28,668	54.39%
Junior subordinated debt securities	163,405	144,847	12.81%
Long-term Federal Home Loan Bank borrowings	145,146	136,479	6.35%
Other liabilities	132,900	106,784	24.46%

Total Liabilities	12,068,813	10,823,292	11.51%

Shareholders’ Equity
Common stock	205,426	197,744	3.88%
Capital surplus	190,043	112,127	69.49%
Accumulated other comprehensive income (loss)	(26,270)	(20,754)	26.58%
Retained earnings	771,081	719,836	7.12%

Total Shareholders’ Equity	1,140,280	1,008,953	13.02%

Total Liabilities & Shareholders’ Equity	$13,209,093	$11,832,245	11.64%

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BXS Announces Second Quarter Results

July 23, 2007
BancorpSouth, Inc.
Consolidated Condensed Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Quarter Ended					Year To Date
	Jun-07	Mar-07	Dec-06	Sep-06	Jun-06	Jun-07	Jun-06
INTEREST REVENUE:
Loans and leases	$169,717	$153,241	$147,784	$143,712	$134,569	$322,958	$261,769
Deposits with other banks	268	286	217	295	176	554	317
Federal funds sold and securities purchased under agreement to resell	633	2,511	635	609	976	3,144	3,822
Held-to-maturity securities:
Taxable	16,962	16,705	16,532	16,107	16,048	33,667	30,371
Tax-exempt	2,044	2,015	2,012	2,017	2,077	4,059	3,964
Available-for-sale securities:
Taxable	10,839	9,592	9,653	10,405	11,389	20,431	22,293
Tax-exempt	1,010	1,115	1,170	1,215	1,276	2,125	2,639
Loans held for sale	1,082	1,675	1,366	878	871	2,757	2,109

Total interest revenue	202,555	187,140	179,369	175,238	167,382	389,695	327,284

INTEREST EXPENSE:
Interest bearing demand	21,992	19,887	16,228	15,514	14,613	41,879	28,402
Savings	2,481	2,383	2,160	2,089	2,044	4,864	3,738
Other time	55,459	51,985	48,585	45,361	40,773	107,444	78,423
Federal funds purchased and securities sold under agreement to repurchase	9,283	7,824	8,940	8,498	6,549	17,107	12,451
Other	6,682	6,393	7,205	7,378	6,182	13,075	11,120

Total interest expense	95,897	88,472	83,118	78,840	70,161	184,369	134,134

Net interest revenue	106,658	98,668	96,251	96,398	97,221	205,326	193,150
Provision for credit losses	7,843	1,355	6,325	2,526	3,586	9,198	(274)

Net interest revenue, after provision for credit losses	98,815	97,313	89,926	93,872	93,635	196,128	193,424

NONINTEREST REVENUE:
Mortgage lending	5,484	1,779	(820)	41	3,720	7,263	6,896
Credit card, debit card and merchant fees	7,391	6,874	6,793	6,447	6,408	14,265	12,541
Service charges	17,677	15,396	16,262	16,247	16,323	33,073	30,615
Trust income	2,457	2,214	3,703	2,344	2,325	4,671	4,341
Security gains, net	10	7	4	9	17	17	27
Insurance commissions	17,665	19,794	16,146	15,977	14,841	37,459	31,162
Other	9,548	12,295	8,402	8,169	9,966	21,843	20,788

Total noninterest revenue	60,232	58,359	50,490	49,234	53,600	118,591	106,370

NONINTEREST EXPENSES:
Salaries and employee benefits	63,851	63,628	60,178	58,453	58,376	127,479	115,949
Occupancy, net of rental income	8,709	8,463	8,173	8,598	7,759	17,172	15,201
Equipment	6,053	6,026	5,941	5,896	5,822	12,079	11,585
Other	27,315	27,493	25,849	25,714	26,387	54,808	51,617

Total noninterest expenses	105,928	105,610	100,141	98,661	98,344	211,538	194,352

Income before income taxes	53,119	50,062	40,275	44,445	48,891	103,181	105,442
Income tax expense	17,238	16,485	12,202	20,568	13,392	33,723	32,198

Net income	$35,881	$33,577	$28,073	$23,877	$35,499	$69,458	$73,244

Net income per share: Basic	$0.44	$0.42	$0.35	$0.30	$0.45	$0.86	$0.93

Diluted	$0.43	$0.42	$0.35	$0.30	$0.45	$0.86	$0.92

BXS Announces Second Quarter Results

July 23, 2007
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	June 30, 2007
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$8,949,661	$171,637	7.69%
Held-to-maturity securities:
Taxable	1,530,082	16,962	4.45%
Tax-exempt	188,112	3,145	6.71%
Available-for-sale securities:
Taxable	1,034,219	10,838	4.20%
Tax-exempt	84,133	1,554	7.41%
Short-term investments	63,862	901	5.66%

Total interest earning assets and revenue	11,850,069	205,037	6.94%
Other assets	1,214,152
Less: allowance for credit losses	(108,635)

Total	$12,955,586

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,241,430	$21,993	2.72%
Savings	733,283	2,481	1.36%
Other time	4,799,252	55,459	4.63%
Short-term borrowings	867,995	10,455	4.83%
Junior subordinated debt	163,405	3,342	8.20%
Long-term debt	151,270	2,166	5.75%

Total interest bearing liabilities and expense	9,956,635	95,896	3.86%
Demand deposits - noninterest bearing	1,697,601
Other liabilities	178,530

Total liabilities	11,832,766
Shareholders’ equity	1,122,820

Total	$12,955,586

Net interest revenue		$109,141

Net interest margin			3.69%
Net interest rate spread			3.08%
Interest bearing liabilities to interest earning assets			84.02%
Net interest tax equivalent adjustment		$2,482
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BXS Announces Second Quarter Results

July 23, 2007
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	June 30, 2006
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$7,517,364	$136,189	7.27%
Held-to-maturity securities:
Taxable	1,557,135	16,048	4.13%
Tax-exempt	190,733	3,196	6.72%
Available-for-sale securities:
Taxable	1,199,635	11,388	3.81%
Tax-exempt	108,604	1,963	7.25%
Short-term investments	98,867	1,151	4.67%

Total interest earning assets and revenue	10,672,338	169,935	6.39%
Other assets	1,185,888
Less: allowance for credit losses	(96,877)

Total	$11,761,349

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$2,927,036	$14,613	2.00%
Savings	767,750	2,044	1.07%
Other time	4,164,848	40,773	3.93%
Short-term borrowings	735,180	7,789	4.25%
Junior subordinated debt	144,847	2,947	8.16%
Long-term debt	136,609	1,995	5.86%

Total interest bearing liabilities and expense	8,876,270	70,161	3.17%
Demand deposits - noninterest bearing	1,727,908
Other liabilities	162,676

Total liabilities	10,766,854
Shareholders’ equity	994,495

Total	$11,761,349

Net interest revenue		$99,774

Net interest margin			3.75%
Net interest rate spread			3.22%
Interest bearing liabilities to interest earning assets			83.17%

Net interest tax equivalent adjustment		$2,553
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BXS Announces Second Quarter Results

July 23, 2007
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Year to Date
	June 30, 2007
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$8,604,184	$327,377	7.67%
Held-to-maturity securities:
Taxable	1,526,653	33,667	4.45%
Tax-exempt	186,492	6,244	6.75%
Available-for-sale securities:
Taxable	999,464	20,430	4.12%
Tax-exempt	88,596	3,270	7.44%
Short-term investments	134,464	3,699	5.55%

Total interest earning assets and revenue	11,539,853	394,687	6.90%
Other assets	1,192,296
Less: allowance for credit losses	(104,373)

Total	$12,627,776

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,186,340	$41,879	2.65%
Savings	728,095	4,864	1.35%
Other time	4,661,361	107,443	4.65%
Short-term borrowings	815,275	19,548	4.84%
Junior subordinated debt	157,356	6,423	8.23%
Long-term debt	146,254	4,211	5.81%

Total interest bearing liabilities and expense	9,694,681	184,368	3.84%
Demand deposits - noninterest bearing	1,679,381
Other liabilities	164,286

Total liabilities	11,538,348
Shareholders’ equity	1,089,428

Total	$12,627,776

Net interest revenue		$210,319

Net interest margin			3.68%
Net interest rate spread			3.06%
Interest bearing liabilities to interest earning assets			84.01%

Net interest tax equivalent adjustment		$4,992
- MORE -

BXS Announces Second Quarter Results

July 23, 2007
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Year to Date
	June 30, 2006
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$7,491,790	$265,286	7.14%
Held-to-maturity securities:
Taxable	1,507,396	30,371	4.06%
Tax-exempt	182,582	6,099	6.74%
Available-for-sale securities:
Taxable	1,200,449	22,293	3.74%
Tax-exempt	113,078	4,060	7.24%
Short-term investments	183,181	4,138	4.56%

Total interest earning assets and revenue	10,678,476	332,247	6.27%
Other assets	1,182,871
Less: allowance for credit losses	(98,526)

Total	$11,762,821

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,005,663	$28,403	1.91%
Savings	758,585	3,738	0.99%
Other time	4,157,481	78,423	3.80%
Short-term borrowings	689,792	13,718	4.01%
Junior subordinated debt	144,847	5,858	8.16%
Long-term debt	136,794	3,994	5.89%

Total interest bearing liabilities and expense	8,893,162	134,134	3.04%
Demand deposits - noninterest bearing	1,724,874
Other liabilities	160,535

Total liabilities	10,778,571
Shareholders’ equity	984,250

Total	$11,762,821

Net interest revenue		$198,113

Net interest margin			3.74%
Net interest rate spread			3.23%
Interest bearing liabilities to interest earning assets			83.28%

Net interest tax equivalent adjustment		$4,963
- END -